Exhibit 10.4
THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of May 2, 2023, but effective as of 11:59 PM Pacific Time on March 31, 2023, by and between ARE-EAST JAMIE COURT, LLC, a Delaware limited liability company (“Landlord”), and APPLIED MOLECULAR TRANSPORT INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain Lease Agreement dated as of February 5, 2021 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 28, 2021, and as further amended by that certain Second Amendment to Lease dated as of February 24, 2022 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases the entire building containing approximately 84,321 rentable square feet of space (the “Premises”) located at 450 East Jamie Court, South San Francisco, California (the “Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, reflect the early termination of the Lease with respect to that portion of the Premises containing approximately 29,745 rentable square feet, consisting of the entire third floor of the Building, commonly known as Suite 300 (the “Third Floor Premises”).
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Early Termination of Lease with respect to Third Floor Premises. Notwithstanding anything to the contrary contained in the Lease, the Lease with respect to the Third Floor Premises shall terminate at 11:59 PM Eastern Time on March 31, 2023 (the “Third Amendment Reduction Date”). From and after the Third Amendment Reduction Date, Tenant shall have no further rights of any kind with respect to the Third Floor Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Third Floor Premises and termination of the Lease with respect to the Third Floor Premises as provided for herein. Nothing herein shall excuse Tenant from its obligations under the Lease with respect to the Third Floor Premises prior to the Third Amendment Reduction Date.
Tenant has subleased approximately 22,000 rentable square feet of the Third Floor Premises (“Sublease Premises”) to Walking Fish Therapeutics, Inc. (“Subtenant”). Since Subtenant will continue in occupancy of the Sublease Premises following the Third Amendment Reduction Date, Tenant shall not be required to cause the Subtenant to vacate the Sublease Premises and submit Decommissioning and HazMat Closure Plan with respect to the Sublease Premises. Subtenant is required by Tenant under the sublease for the Sublease Premises to provide the same at the expiration of its occupancy of the Sublease Premises. Notwithstanding that Tenant is not required to provide the Decommissioning and HazMat Closure Plan to Landlord for the Sublease Premises, nothing contained herein is intended to release Tenant from any obligations arising under the Lease with respect to Hazardous Materials in the Sublease Premises prior to the Third Amendment Reduction Date and to the extent such obligations survive the expiration or earlier termination of the Lease.
2.Defined Terms. Commencing on April 1, 2023 (the “Third Amendment Adjustment Date”), the defined terms “Premises” and “Rentable Area of Premises,” which are defined in the Lease, shall be deleted in their entirety and replaced with the following:
“Premises: The entire first and second floors of the Building containing approximately 54,576 rentable square feet, as determined by Landlord, as shown on Exhibit A.”
“Rentable Area of Premises: 54,576 sq. ft.”
3.Premises. As of the Third Amendment Adjustment Date, Exhibit A to the Lease shall be amended to exclude the Third Floor Premises.
4.Base Rent. Tenant shall be responsible for paying Base Rent with respect to the entire Premises as provided under the Lease through the Third Amendment Reduction Date. Commencing on the Third Amendment Adjustment Date, Tenant shall continue to pay Base Rent with respect to the remaining Premises (but not the Third Amendment Premises) through the expiration date of the Term of the Lease.
5.Operating Expenses. Commencing on the Third Amendment Adjustment Date, the defined term “Tenant’s Share of Operating Expenses of Building,” which is defined in the Lease, shall be deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses of Building: 64.72%”
6.Parking. Commencing on the Third Amendment Adjustment Date, the following sentence shall be deleted from Section 10 of the Original Lease: “Subject to the immediately preceding sentence, Tenant’s pro rata share of parking spaces shall be equal to 200 parking spaces.”
7.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
8.OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
9.Miscellaneous.
a.This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors in interest and assigns.
c.This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.
e.Landlord and Tenant each warrant to the other that the person or persons executing this Third Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Third Amendment.
[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:	ARE-EAST JAMIE COURT, LLC, a Delaware limited liability company

	By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS Corp., a Maryland corporation, general partner

			By:	/s/ Kristen Childs
			Its:	Vice President - Real Estate

TENANT:	APPLIED MOLECULAR TRANSPORT INC., a Delaware corporation

	By:		/s/ Earl Douglas
	Its:		Executive VP, General Counsel

☒ I hereby certify that the signature, name, and title above are my signature, name and title.